UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada (State or Other Jurisdiction of Incorporation)	41-1781991 (I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

Evolution Petroleum Corporation (the “Company”) disclosed that a demand against the Company, its wholly owned subsidiary NGS Sub Corp. (“NGS”), and Robert S. Herlin, its Chief Executive Officer, was filed by claimants in the US District Court - Western Division of Louisiana in the case James H. Jones and Kristi S. Jones v. Robert S. Herlin, NGS Sub Corp., and Evolution Petroleum Corporation.  Plaintiffs claim they are entitled to relief arising from their January 2006 sale to NGS of a 0.048119 overriding royalty interest in the Holt-Bryant Unit in the Delhi Field in Louisiana.  Plaintiffs claim, among other things, that NGS and Mr. Herlin failed to properly disclose a potential future transaction wherein NGS would transfer its ownership in the Holt-Bryant Unit, thereby causing the value of the plaintiffs’ overriding royalty interest to increase in value. Plaintiffs have demanded money damages and other relief, including a return of the overriding royalty interest.

The Company has not been served with the lawsuit, believes that the claims are without merit or foundation and not timely filed.  The Company intends to vigorously defend itself against the claims.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Dated: August 10, 2012	By:	/s/Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer and Treasurer

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